UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934
                              --------------------

        Date of Report (Date of earliest event reported): October 17, 2005
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                               STATE BANCORP, INC.
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             (Exact name of Registrant as Specified in its Charter)

         New York                   0-14874                  11-2846511
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(State or Other Jurisdiction of    (Commission File          (I.R.S. Employer
 Incorporation)                     Number)                  Identification No.)

                699 Hillside Avenue, New Hyde Park, NY 11040-2512
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (516) 437-1000
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                                       N/A
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         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

On October 17, 2005, the Board of Directors of State Bancorp, Inc. (the "Registrant") announced the settlement of two claims related to Island Mortgage Network, Inc. and certain related entities ("IMN"). As noted in previous Form 10-Q and 10-K filings with the Securities and Exchange Commission, the Registrant is engaged in two remaining IMN-related litigations, one of which is Household Commercial Financial Services, Inc., et al v. Action Abstract, Inc., et al. This litigation involves three separate and distinct plaintiffs:
Household Commercial Financial Services, Inc. ("Household"), Matrix Capital Bank ("Matrix") and HSA Residential Mortgage Services of Texas ("RMST"). The Registrant has reached a settlement with Household and an agreement in principle with Matrix with respect to each of their separate claims.

The Registrant will record a legal expense provision in its third quarter consolidated financial statements to settle these cases. Third quarter net income is expected to be reduced by approximately $3.1 million as a result.

The claim of RMST remains pending and trial is presently scheduled to commence in early January, 2006.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                               STATE BANCORP, INC.



                               By: /s/ Brian K. Finneran
                               -------------------------------------
                                   Brian K. Finneran
                                   Secretary/Treasurer


Dated: October 17, 2005